                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated August 21, 2001, accompanying the consolidated financial statements included in the Annual Report of Collegiate Pacific Inc. on Form 10-KSB for the year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Collegiate Pacific Inc. on Form SB-2 (File No. 333-64471 and File No.
333-34294) and on Form S-8 (File No. 333-59878).

                                       /s/ Grant Thornton LLP

Dallas, Texas
September 28, 2001